UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 30, 2020

(Date of earliest event reported)

ITT INC.

(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue

White Plains, New York 10604

(Principal Executive Office)

Telephone Number: (914) 641-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	ITT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 under the Securities Act of 1933 or Rule 12b-2 under the Securities Exchange Act of 1934.    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2020, ITT Inc. (the “Company”) announced that, as part of a planned succession process, Emmanuel Caprais will succeed Thomas M. Scalera as the Company’s Chief Financial Officer. On October 1, 2020, Mr. Scalera will step down from the position of Executive Vice President & Chief Financial Officer of the Company. Mr. Scalera will continue as an advisor to the Company through January 6, 2021 to assist the Company in the transition, after which he will separate from the Company. Mr. Caprais, currently Vice President, Finance & Group Chief Financial Officer of the Company, will be promoted to Senior Vice President & Chief Financial Officer of the Company effective October 1, 2020.

A copy of our press release (the “Press Release”), dated June 30, 2020, announcing the transition is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Caprais biography. Emmanuel Caprais, age 45, joined the Company in 2012 as segment Chief Financial Officer for Motion Technologies, and assumed the same role for the Industrial Process segment in 2017. Mr. Caprais was named Group CFO in March of 2020 in addition to his roles leading the Company’s Financial Planning & Analysis and Investor Relations functions. Prior to joining the Company, Mr. Caprais held Finance leadership roles at Magneti Marelli, and at Valeo in Europe and North America. He holds an MBA from Columbia Business School and a bachelor’s degree in business from Pau Business School, France.

Caprais compensation. In connection with his promotion to Senior Vice President & Chief Financial Officer, the Company’s Board of Directors approved compensation for Mr. Caprais commencing on October 1, 2020 as follows: (1) a base salary of $450,000, (2) target annual incentive plan payout of 70% of his new base salary and (3) upon appointment, an award of $240,000 of performance units and $160,000 of restricted stock units under the Company’s Omnibus Equity Incentive Plan.

Mr. Caprais and his immediate family members are not party to any related party transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K. There is no family relationship between Mr. Caprais and any of the Company’s directors or executive officers and no arrangements or understandings with other persons pursuant to which Mr. Caprais was selected as an officer.

Additional items. Mr. Scalera’s resignation is not the result of any disagreement between Mr. Scalera and the Company with respect to any matter relating to the Company’s operations, policies or practices. His separation will be treated as a termination not for cause under the terms of the Company’s executive compensation plans.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated June 30, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc.
(Registrant)

June 30, 2020	By:	/s/ Mary E. Gustafsson
	Name:	Mary E. Gustaffson
	Title:	Senior Vice President, General Counsel
(Authorized Officer of Registrant)